Exhibit 5.1

September 26, 2005

EuroBancshares, Inc.
270 Muñoz Rivera Avenue
San Juan, Puerto Rico 00918

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to EuroBancshares, Inc., a Puerto Rico corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of 700,000 shares of common stock, $.01 par value per share (the “Shares”), of the Company pursuant to a Registration Statement on Form S-8, as filed with the Securities and Exchange Commission on September 26, 2005 (the “Registration Statement”).

In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise, of such documents and records of the Company and such statutes, regulations and other instruments as we have deemed necessary or advisable for the purposes of this opinion, including (i) the Registration Statement, and (ii) the Certificate of Incorporation and Bylaws of the Company, in each case as amended to date.

We have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof, that all information submitted to us was accurate and complete and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents.

Based on the foregoing and having due regard for legal considerations we deem relevant, we are of the opinion that the Shares, when sold as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

This opinion is limited in all respects to the laws of the United States of America and the Puerto Rico General Corporations Law of 1995. You should be aware that we are not admitted to the practice of law in the Commonwealth of Puerto Rico. Accordingly, any opinion herein as to the laws of the Commonwealth of Puerto Rico is based solely upon the latest unofficial compilation of the Puerto Rico General Corporations Law of 1995 available to us.

This opinion may be filed as an exhibit to the Registration Statement.

Sincerely,

JENKENS & GILCHRIST,
A Professional Corporation